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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                   TO TENDER

                         10 1/2% SENIOR NOTES DUE 2007
                                IN EXCHANGE FOR
                         10 1/2% SENIOR NOTES DUE 2007

                                       OF

                               BTI TELECOM CORP.

     Registered holders of outstanding 10 1/2% Senior Notes Due 2007 (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 10 1/2% Senior Notes Due 2007 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Trust of New York, National Association (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See the section captioned "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                 First Trust of New York, National Association


                         FOR INFORMATION BY TELEPHONE:
                                 (212) 361-2894



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            BY HAND:                            BY MAIL:
    First Trust of New York,              First Trust National
      National Association                     Association
         100 Wall Street                     P.O. Box 64485
           Suite 2000                St. Paul, Minnesota 55164-9549
    New York, New York 10005
Attn: Corporate Trust Operations
      BY OVERNIGHT COURIER:                   BY FACSIMILE:
First Trust National Association             (612) 244-1537
    Attn: Specialized Finance           Attn: Specialized Finance
      180 East Fifth Street             Telephone: (800) 934-6802
    St. Paul, Minnesota 55101
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                         For information by telephone:

                                 (212) 361-2894

                       By registered or certified mail or
                         by hand or overnight delivery:
                 First Trust of New York, National Association
                          100 Wall Street, 16th Floor
                            New York, New York 10005
                              Attn: Glenn Andersen

                            Facsimile transmissions:

                        (For Eligible Institutions only)
                                 (212) 809-5459

     Delivery of this Notice to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to medallion guarantee signatures. If a signature on a Letter of Transmittal is required to be medallion guaranteed by an Eligible Institution under the instructions thereto, such medallion signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Medallion Guarantee of Signatures.

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Ladies and Gentlemen:

     The undersigned hereby tenders the principal amount of Initial Notes indicated below, upon the terms and subject to the conditions contained in the
Prospectus dated          1998 of BTI Telecom Corp. (the "Prospectus"), receipt
of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

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
  NAME AND ADDRESS OF REGISTERED
           HOLDER AS IT                        CERTIFICATE                          PRINCIPAL
    APPEARS ON 10 1/2% SENIOR              NUMBER(S) OF INITIAL                     AMOUNT OF
         NOTES DUE 2007,                    NOTES TRANSMITTED                     INITIAL NOTES
        ("INITIAL NOTES")                     (IF AVAILABLE)                       TRANSMITTED
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                        THE FOLLOWING MUST BE COMPLETED

                                   GUARANTEE
               (NOT TO BE USED FOR MEDALLION SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Initial Notes, together with a properly completed and duly executed Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.
Name of Firm:                                         (Authorized Signature)
                Address:                  Title:
                                          Name:
                      (Zip Code)

Area Code and Telephone Number: ______________________________________________
Date: _____________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR INITIAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.